                                                                    Exhibit 99.1

                   American Campus Communities Inc.
      Reports Fourth Quarter and Year End 2005 Financial Results

    AUSTIN, Texas--(BUSINESS WIRE)--March 1, 2006--American Campus
Communities Inc. (NYSE:ACC) today announced the following financial results for the quarter and year ended December 31, 2005.

    Highlights

    --  Quarterly FFOM of $0.37 per fully diluted share, and annual
        2005 FFOM of $1.26 per fully diluted share.

    --  Increase in net operating income ("NOI") for same store owned off-campus properties of 7.7 percent over the fourth quarter
        2004 and 11.6 percent over the year ended December 31, 2004.

    --  Increase in same store occupancy for owned off-campus
        portfolio to 98.4 percent as of December 31, 2005 compared to
        97.4 percent as of December 31, 2004.

    --  Executed contract to acquire Royal Properties student housing portfolio consisting of 13 existing properties with 5,710 beds in 10 major university markets.

    --  Increased total assets by 50 percent from $367.6 million as of
        December 31, 2004 to $550.9 million as of December 31, 2005 through acquisitions and developments consistent with
        company's investment criteria.

    2005 Operating Results

    Revenue for the 2005 fourth quarter totaled $26.0 million, up 43.3 percent from $18.2 million in the 2004 fourth quarter. Net income for the 2005 fourth quarter totaled $3.9 million, or $0.22 per fully diluted share, compared with $3.3 million, or $0.26 per fully diluted share, for the same quarter in 2004. FFO for the 2005 fourth quarter totaled $8.1 million, or $0.47 per fully diluted share, compared with
$6.2 million, or $0.48 per fully diluted share, for the fourth quarter
2004. FFOM for the 2005 fourth quarter totaled $6.5 million, or $0.37 per fully diluted share, compared with $4.5 million, or $0.36 per fully diluted share, for the fourth quarter 2004. Included in the 2005 results is a gain of $0.8 million related to the sale of the company's option to acquire a 23 percent interest in the Dobie Center.
Additionally, while aggregate dollar amounts for net income, FFO and
FFOM increased in 2005, per share amounts for net income and FFO were impacted by the July 2005 equity offering and timing of the
redeployment of this capital. A reconciliation of FFO and FFOM to net income is shown on Table 3.
    NOI for same store owned off-campus properties was $6.8 million in the quarter, up 7.7 percent from $6.3 million in the 2004 fourth quarter. NOI for the total owned off-campus property portfolio increased 59.7 percent to $10.1 million for the quarter from $6.3 million in the comparable period of 2004, primarily due to the impact of development and acquisition properties placed into service during the year. For purposes of calculating property NOI, the company defines property NOI as property revenues less direct property operating expenses, excluding depreciation and unallocated corporate general and administrative expenses.
    For the year ended December 31, 2005, revenues totaled $87.5 million, up 43.8 percent from $60.8 million in 2004. Net income for the year-to-date period totaled $9.7 million, or $0.65 per fully diluted share. FFO for the year-to-date period totaled $20.0 million, or $1.33 per fully diluted share, compared with $8.6 million in 2004, and FFOM for 2005 totaled $18.9 million, or $1.26 per fully diluted share, compared with $6.5 million in 2004. The results for 2004 represent the financial results of the company since our August 17,
2004 initial public offering plus the financial results of our
Predecessor prior to such date. As previously stated, 2005 results include a gain of $0.8 million related to the sale of the company's option to acquire a 23 percent interest in the Dobie Center. In addition, the company benefited from the timing of development properties being placed into service in 2004 and 2005 and property acquisitions in early 2005. A reconciliation of FFO and FFOM to net income is shown on Table 3.
    "2005 was a milestone year for us as we completed our first full year as a public company," said Bill Bayless, CEO and president of
American Campus Communities. "Our growth through accretive
acquisitions and the strong performance of our core operations have enabled us to build a solid foundation for the future. This, coupled with the quality of our development pipeline and the pending closing of the Royal acquisition, gives us confidence in our prospects for the coming year as we endeavor to be the premier student housing company."

    Portfolio Update

    Callaway Villas, a 704-bed community in development that will serve the students attending Texas A&M University in the Fall 2006, is currently 69 percent applied for and 54 percent pre-leased.
    Construction continues at The Village at Newark with completion scheduled for May 2007 and occupancy is expected to occur in Summer
2007.
    The University of New Orleans continues to be an active project, with the University seeking necessary approvals for the commencement of construction during the summer of 2006.
    The project at Blinn College has been delayed and $0.3 million in predevelopment costs were reserved for in the fourth quarter 2005.

    2005 Capital Markets Activity

    The company successfully accessed the capital markets to
strengthen its balance sheet in 2005 through the following activities:

    --  Raised $102.9 million of gross proceeds through an equity offering on July 5, 2005, consisting of the sale of 4,575,000 shares of our common stock at a price per share of $22.50, including 575,000 shares issued as a result of the
        underwriters' exercise of their over-allotment option in full at the closing.

    --  Amended the company's revolving credit facility from $75 million to $100 million and converted it from a secured to unsecured facility.

    --  Assumed and/or placed $86.0 million of fixed-rate mortgage debt associated with acquired properties at a weighted average interest rate of 6.2 percent.

    Subsequent to Year End

    On February 8, 2006, the company substantially completed its due diligence investigation relating to the acquisition of Royal
Properties' portfolio of 13 student housing properties located in 10 growing markets containing 5,710 beds, pursuant to a Contribution and
Sale Agreement. The acquisition value of the transaction is $244.3 million which we anticipate will be paid with approximately 2,200,000 units of limited partnership interest in the Operating Partnership, the assumption of approximately $123.6 million in fixed-rate mortgage debt, and the remainder in cash. As part of the transaction, Michael
J. Henneman, chairman of Royal Properties, will join ACC's board of directors. The transaction is expected to close in early March at which time the company will issue a separate press release and supplemental package.
    The company has signed a memorandum of understanding with Arizona
State University, which clarifies the party's intent related to three potential development components containing approximately 4,850 beds on ASU's campus. Total project cost is estimated at $345 million and the company intends to develop these properties as part of its owned portfolio. The first two components of the on-campus student housing project are scheduled to open together in Fall 2008 on land leased from ASU.
    In addition, a service agreement was signed with the University of
Hawaii - Manoa for predevelopment and construction management services. Construction on the project is scheduled to commence during the first quarter of 2007.

    2006 Outlook

    The company believes that the financial results for the fiscal year ending December 31, 2006 will be affected by:

    --  national and regional economic trends and events;

    --  the timing of acquisitions;

    --  interest rate risk;

    --  the timing of starts and completion of owned development projects;

    --  the ability and the timing of the company to be awarded and commence construction of third-party development projects;

    --  the amount of income recognized by the taxable REIT subsidiary and any corresponding income tax expense;

    --  the ability of the company to integrate acquired properties;

    --  the success of releasing the company's owned properties for the 2006-2007 academic year; and

    --  other factors

    Based upon these assumptions management anticipates that fiscal year 2006 FFO will be in the range of $1.48 to $1.62 per fully diluted share and that FFOM will be in the range of $1.36 to $1.50 per fully diluted share. All guidance is based on the current expectations and judgment of the company's management team.
    A reconciliation of the range provided for projected net income to projected FFO and FFOM for the fiscal year ending December 31, 2006, and assumptions utilized is included in Table 4.

    Supplemental Information and Earnings Conference Call

    Supplemental financial and operating information, as well as this release, are available in the investor relations section of the
American Campus Communities website,
www.americancampuscommunities.com. In addition, the company will host a conference call to discuss fourth quarter and year end results and the 2006 outlook on Thursday, March 2, 2006 at 11 a.m. EST (10:00 a.m.
CST). To participate by telephone, call 800-638-5495 passcode 22319795 at least five minutes prior to the call.
    To listen to the live broadcast, go to
www.americancampuscommunities.com or www.earnings.com at least 15 minutes prior to the call so that required audio software can be downloaded. Informational slides in the form of the supplemental analyst package can be accessed via the website. A replay of the conference call will be available beginning two hours after the end of the call until March 8, 2006 by dialing 888-286-8010 or 617-801-6888 passcode 55995904. The replay also will be available for 30 days at
www.americancampuscommunities.com and at www.earnings.com. The call will also be available as a podcast on http://www.REITcafe.com and on the company's website shortly after the call.

    Non-GAAP Financial Measures

    As defined by NAREIT, FFO represents income (loss) before
allocation to minority interests (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated
partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude
GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of
NAREIT in its March 1995 White Paper (as amended in November 1999 and
April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other
commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.
    As noted above, FFO excludes GAAP historical cost depreciation and amortization of real estate and related assets because these GAAP items assume that the value of real estate diminishes over time.
However, unlike the ownership of our owned off-campus properties, the unique features of our ownership interest in our on-campus
participating properties cause the value of these properties to diminish over time. For example, since the ground leases under which we operate the participating properties require the reinvestment from operations of specified amounts for capital expenditures and for the repayment of debt while our interest in these properties terminates upon the repayment of the debt, such capital expenditures do not increase the value of the property to us and mortgage debt
amortization only increases the equity of the ground lessor.
Accordingly, when considering our FFO, we believe it is also a meaningful measure of our performance to modify FFO to exclude the operations of our on-campus participating properties and to consider their impact on performance by including only that portion of our revenues from those properties that are reflective of our share of net cash flow and the management fees that we receive, both of which increase and decrease with the operating measure of the properties, a measure we refer to as FFOM.

    About American Campus Communities

    American Campus Communities Inc. is one of the largest developers, owners and managers of high-quality student housing communities in the
United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction
management, leasing and management of student housing properties.
American Campus Communities owns and manages a portfolio of 25 student housing communities containing approximately 17,100 beds. Including its owned properties, the company provides management and leasing services at a total of 40 properties with more than 26,100 beds located on or near college and university campuses. Additional information is available at www.americancampuscommunities.com.

    Forward-Looking Statements

    This news release contains forward-looking statements, which express the current beliefs and expectations of management. Except for historical information, the matters discussed in this news release are forward-looking statements and can be identified by the use of the words "anticipate," "believe," "expect," "intend," "may," "might,"
"plan," "estimate," "project," "should," "will," "result" and similar expressions. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements.
    Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including risks and uncertainties inherent in the national economy, the real estate industry in general, and in our specific markets; the effect of terrorism or the threat of terrorism; legislative or regulatory changes including changes to laws governing REITS; our dependence on key personnel whose continued service is not guaranteed;
availability of qualified acquisition and development targets;
availability of capital and financing; rising interest rates; rising insurance rates; impact of ad valorem and income taxation; changes in generally accepted accounting principals; and our continued ability to successfully lease and operate our properties. While we believe these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. These forward-looking statements are made as of the date of this news release, and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                Table 1
           American Campus Communities Inc. and Subsidiaries
                      Consolidated Balance Sheets
                        (dollars in thousands)

                                          December 31,  December 31,
                                              2005          2004
                                           ----------    ----------
Assets                                     (unaudited)

Investments in real estate:
  Owned off-campus properties, net         $  417,098    $  272,450
  On-campus participating properties, net      80,370        68,064
                                           ----------    ----------
Investments in real estate, net               497,468       340,514

Cash and cash equivalents                      24,641         4,635
Restricted cash                                 9,502         9,231
Student contracts receivable, net               2,610         2,164
Other assets                                   16,641        11,084
                                           ----------    ----------

Total assets                               $  550,862    $  367,628
                                           ==========    ==========

Liabilities and stockholders' equity
Liabilities:
  Secured debt                             $  291,646    $  201,014
  Accounts payable and accrued expenses         7,983         5,443
  Other liabilities                            25,155        20,294
                                           ----------    ----------
Total liabilities                             324,784       226,751

Minority interests                              2,851         2,648

Stockholders' equity:
  Common stock                                    172           126
  Additional paid in capital                  233,388       138,343
  Accumulated earnings and dividends          (10,817)         (282)
  Accumulated other comprehensive income          484            42
                                           ----------    ----------
Total stockholders' equity                    223,227       138,229
                                           ----------    ----------

Total liabilities and stockholders' equity $  550,862    $  367,628
                                           ==========    ==========

                                Table 2
         American Campus Communities Inc. and Subsidiaries and
                      American Campus Predecessor
           Consolidated & Combined Statements of Operations
        (dollars in thousands, except share and per share data)

                                              Three Months Ended
                                                 December 31,
                                           ------------------------
                                              2005          2004
                                           ----------    ----------
Revenues:                                        (unaudited)
  Owned off-campus properties              $   16,802    $   10,456
  On-campus participating properties            6,207         5,595
  Third-party development services              1,860         1,065
  Third-party management services                 731           798
  Resident services                               449           268
                                           ----------    ----------
Total revenues                                 26,049        18,182

Operating expenses:
  Owned off-campus properties                   7,156         4,404
  On-campus participating properties            2,291         2,122
  Third-party development and management
   services                                     2,323         1,422
  General and administrative                    1,891         1,314
  Depreciation and amortization                 4,328         2,823
  Ground/facility leases                          176           148
                                           ----------    ----------
Total operating expenses                       18,165        12,233
                                           ----------    ----------

Operating income                                7,884         5,949

Non-operating income and (expenses):
  Interest income                                 327            25
  Interest expense                             (4,607)       (3,550)
  Amortization of deferred financing costs       (336)         (232)
  Other non-operating income                      849           556
                                           ----------    ----------
Total non-operating expenses                   (3,767)       (3,201)
                                           ----------    ----------

Income (loss) before income taxes,
 minority interests, and discontinued
 operations                                     4,117         2,748
Income tax (provision) benefit                   (180)          (29)
Minority interests                                (79)          (30)
                                           ----------    ----------
Income (loss) from continuing operations        3,858         2,689

Discontinued operations:
  Income (loss) attributable to
   discontinued operations                          -           651
  Gain (loss) gain from disposition of
   real estate                                      -             -
                                           ----------    ----------
Total discontinued operations                       -           651
                                           ----------    ----------

Net income (loss)                          $    3,858    $    3,340
                                           ==========    ==========

Net income per share - basic               $     0.22    $     0.26
                                           ==========    ==========
Net income per share - diluted             $     0.22    $     0.26
                                           ==========    ==========

Weighted average common shares outstanding:
  Basic                                    17,204,375    12,622,145
                                           ==========    ==========
  Diluted                                  17,371,328    12,743,145
                                           ==========    ==========

                                             Twelve Months Ended
                                                 December 31,
                                           ------------------------
                                              2005          2004
                                           ----------    ----------
Revenues:                                  (unaudited)
  Owned off-campus properties              $   59,239    $   35,115
  On-campus participating properties           18,470        17,418
  Third-party development services              5,854         5,803
  Third-party management services               2,786         2,105
  Resident services                             1,125           382
                                           ----------    ----------
Total revenues                                 87,474        60,823

Operating expenses:
  Owned off-campus properties                  27,551        16,861
  On-campus participating properties            8,325         7,995
  Third-party development and management
   services                                     6,969         5,543
  General and administrative                    6,714         5,234
  Depreciation and amortization                16,471         9,973
  Ground/facility leases                          873           812
                                           ----------    ----------
Total operating expenses                       66,903        46,418
                                           ----------    ----------

Operating income                               20,571        14,405

Non-operating income and (expenses):
  Interest income                                 825            82
  Interest expense                            (17,368)      (16,698)
  Amortization of deferred financing costs     (1,176)       (1,211)
  Other non-operating income                    1,279           927
                                           ----------    ----------
Total non-operating expenses                  (16,440)      (16,900)
                                           ----------    ----------

Income (loss) before income taxes,
 minority interests, and discontinued
 operations                                     4,131        (2,495)
Income tax (provision) benefit                   (186)          728
Minority interests                               (164)          100
                                           ----------    ----------
Income (loss) from continuing operations        3,781        (1,667)

Discontinued operations:
  Income (loss) attributable to
   discontinued operations                         (2)          367
  Gain (loss) gain from disposition of
   real estate                                  5,883           (39)
                                           ----------    ----------
Total discontinued operations                   5,881           328
                                           ----------    ----------

Net income (loss)                          $    9,662    $   (1,339)
                                           ==========    ==========

Net income per share - basic               $     0.65    $     0.14(a)
                                           ==========    ==========
Net income per share - diluted             $     0.65    $     0.15(a)
                                           ==========    ==========

Weighted average common shares outstanding:
  Basic                                    14,882,944    12,513,130(a)
                                           ==========    ==========
  Diluted                                  15,047,202    12,634,130(a)
                                           ==========    ==========

(a) Share and per share amounts represents the period from August 17,
    2004, the date of the company's initial public offering, through
    December 31, 2004.

                                Table 3
         American Campus Communities Inc. and Subsidiaries and
        American Campus Predecessor Calculation of FFO and FFOM
  (unaudited, dollars in thousands, except share and per share data)

                                              Three Months Ended
                                                 December 31,
                                           ------------------------
                                              2005          2004
                                           ----------    ----------
Net income (loss)                          $    3,858    $    3,340
Minority interests                                 79            30
(Gain) loss from disposition of real estate         -             -
Real estate-related depreciation and
 amortization                                   4,209         2,791
                                           ----------    ----------

Funds from operations ("FFO")                   8,146         6,161

Elimination of operations from on-campus
 participating properties:
  Net income from on-campus participating
   properties                                  (1,321)       (1,179)
  Amortization of investment in on-campus
   participating properties                      (986)         (871)
                                           ----------    ----------
                                                5,839         4,111

Modifications to reflect operational
 performance of on-campus participating
 properties:
  Our share of net cash flow (a)                  176           148
  Management fees                                 290           274
  On-campus participating properties
   development fees (b)                           207            15
                                           ----------    ----------
  Impact of on-campus participating
   properties                                     673           437
                                           ----------    ----------
Funds from Operations--modified for
 operational performance of on-campus
 participating properties ("FFOM")         $    6,512    $    4,548
                                           ==========    ==========

FFO per share
  Basic                                    $     0.47    $     0.49
                                           ==========    ==========
  Diluted                                  $     0.47    $     0.48
                                           ==========    ==========

FFOM per share
  Basic                                    $     0.38    $     0.36
                                           ==========    ==========
  Diluted                                  $     0.37    $     0.36
                                           ==========    ==========

Weighted average common shares outstanding:
  Basic                                    17,204,375    12,622,145
                                           ==========    ==========
  Diluted                                  17,371,328    12,743,145
                                           ==========    ==========

                                             Twelve Months Ended
                                                 December 31,
                                           ------------------------
                                              2005          2004
                                           ----------    ----------
Net income (loss)                          $    9,662    $   (1,339)
Minority interests                                164          (100)
(Gain) loss from disposition of real estate    (5,883)           39
Real estate-related depreciation and
 amortization                                  16,032        10,009
                                           ----------    ----------

Funds from operations ("FFO")                  19,975         8,609

Elimination of operations from on-campus
 participating properties:
  Net income from on-campus participating
   properties                                    (424)         (270)
  Amortization of investment in on-campus
   participating properties                    (3,661)       (3,531)
                                           ----------    ----------
                                               15,890         4,808

Modifications to reflect operational
 performance of on-campus participating
 properties:
  Our share of net cash flow (a)                  842           797
  Management fees                                 878           860
  On-campus participating properties
   development fees (b)                         1,275            15
                                           ----------    ----------
  Impact of on-campus participating
   properties                                   2,995         1,672
                                           ----------    ----------
Funds from Operations--modified for
 operational performance of on-campus
 participating properties ("FFOM")         $   18,885    $    6,480
                                           ==========    ==========

FFO per share
  Basic                                    $     1.34    $     0.48(c)
                                           ==========    ==========
  Diluted                                  $     1.33    $     0.47(c)
                                           ==========    ==========

FFOM per share
  Basic                                    $     1.27    $     0.34(c)
                                           ==========    ==========
  Diluted                                  $     1.26    $     0.34(c)
                                           ==========    ==========

Weighted average common shares outstanding:
  Basic                                    14,882,944    12,513,130(c)
                                           ==========    ==========
  Diluted                                  15,047,202    12,634,130(c)
                                           ==========    ==========

(a) 50 percent of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents actual cash received for the year-to-date periods and amounts accrued for the interim periods.

(b) Development and construction management fees, including
    construction savings earned under the general construction contract, related to the Cullen Oaks Phase II on-campus
    participating property, completed in August 2005.

(c) Share and per share amounts represent the period from August 17,
    2004, the date of the Company's initial public offering, through
    December 31, 2004.

                                Table 4
           American Campus Communities Inc. and Subsidiaries
                           2006 Outlook (a)
       (unaudited, dollars in thousands, except per share data)

                                              Low           High
                                           ----------    ----------
Net income                                 $    2,200    $    4,300
Minority interests                                300           600
Depreciation and amortization                  24,600        24,900
Amortization of acquired intangible assets      1,500         1,500
                                           ----------    ----------
  Funds from operations ("FFO")                28,600        31,300

Elimination of operations from on-campus
 participating properties                      (4,000)       (4,000)

Modifications to reflect operational
 performance of on-campus participating
 properties                                     1,700         1,700
                                           ----------    ----------
Funds from operations - modified for
 operational performance of on-campus
 participating properties                  $   26,300    $   29,000
                                           ==========    ==========

Weighted average common shares
 outstanding - diluted                         19,350        19,350
                                           ==========    ==========

Net income per share - diluted             $     0.11    $     0.22
                                           ==========    ==========

FFO per share - diluted                    $     1.48    $     1.62
                                           ==========    ==========

FFOM per share - diluted                   $     1.36    $     1.50
                                           ==========    ==========

(a) Assumes that: (1) the company will complete current contracted acquisitions during the first quarter of 2006 at current contract terms based on preliminary fair value adjustments; (2) the company will complete $40 to $80 million of off-campus property
    acquisitions during the third and fourth quarter of 2006; (3) the
    2006-2007 academic year lease-up will experience rate increases of
    2% to 4% and occupancy levels of 97% to 98% as compared to the current academic year; (4) Callaway Villas will open on-time and on-budget; (5) the company will generate third-party development and management revenues from $7.6 million to $10.0 million; and
    (6) The University of New Orleans third-party development project will commence construction during the summer of 2006.

    CONTACT: American Campus Communities Inc., Austin
             Brian Nickel, 512-732-1000
             www.americancampuscommunities.com